Exhibit 99.1

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED BALANCE SHEET

INTRODUCTION TO THE PRO FORMA CONSOLIDATED BALANCE SHEET

March 31, 2006

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties Limited Partnership (the “Company”) is presented as if the disposition of 280 Park Avenue and related mortgage financing defeasance, which occurred subsequent to March 31, 2006, had been consummated on March 31, 2006. On June 6, 2006, the Company completed the sale of 280 Park Avenue, a Class A office property of approximately 1,179,000 net rentable square feet located in midtown Manhattan, for a gross sales price of approximately $1.2 billion. In conjunction with the sale, the Company has entered into a master lease agreement with the buyer. Under the master lease agreement, the Company has guaranteed that the buyer will receive at least a minimum amount of base rent from approximately 74,340 square feet of space during the ten-year period following the expiration of the current leases for this space. The current leases for this space are scheduled to expire at various times between June 2006 and October 2007. The aggregate amount of base rent guaranteed by the Company over the entire period from 2006 to 2017 is approximately $67.3 million. The Company’s guarantee obligations, which will be in the form of base rent payments to the buyer, will be reduced by the amount of base rent payable, whether or not actually paid, under qualifying leases for this space that are obtained by the Company from prospective tenants. The Company will remain responsible for any free rent periods. The buyer will bear all customary leasing costs for this space, including tenant improvements and leasing commissions. The Company has also agreed to provide to the buyer monthly revenue support from the closing date until December 31, 2008. The aggregate amount of the revenue support payments will be approximately $22.5 million.

Such pro forma information is based on the historical consolidated balance sheet of the Company as of that date, giving effect to the disposition of 280 Park Avenue and related mortgage financing defeasance. This Pro Forma Consolidated financial information should be read in conjunction with Form 10-Q for the three months ended March 31, 2006 (unaudited). In management’s opinion, all adjustments necessary to reflect the above transaction have been made.

The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the disposition of 280 Park Avenue and related mortgage financing defeasance had been consummated on March 31, 2006 nor does it purport to represent the future financial position of the Company.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands, except for unit amounts)

	March 31, 2006	Disposition of 280 Park Avenue			Pro Forma
ASSETS
Real estate, at cost	$8,713,080	$(373,626)	(A	)	$8,339,454
Construction in process	107,051	—			107,051
Land held for future development	185,119	—			185,119
Less: accumulated depreciation	(1,314,032)	60,686	(A	)	(1,253,346)

Total real estate	7,691,218	(312,940)			7,378,278

Cash and cash equivalents	32,214	869,754	(B	)	901,968
Cash held in escrows	23,715	(3,061)	(C	)	20,654
Tenant and other receivables, net	41,458	(3,922)	(C	)	37,536
Accrued rental income, net	316,048	(24,419)	(C	)	291,629
Deferred charges, net	246,214	(14,228)	(D	)	231,986
Prepaid expenses and other assets	91,646	(4,419)	(C	)	87,227
Investments in unconsolidated joint ventures	98,836	—			98,836

Total assets	$8,541,349	$506,765			$9,048,114

LIABILITIES, REDEEMABLE PARTNERSHIP UNITS AND PARTNERS’ CAPITAL
Liabilities:
Mortgage notes payable	$3,185,550	$(255,256)	(E	)	$2,930,294
Unsecured senior notes, net of discount	1,471,163	—			1,471,163
Unsecured line of credit	40,000	—			40,000
Accounts payable and accrued expenses	86,938	(1,254)	(C	)	85,684
Distributions payable	95,344	—			95,344
Accrued interest payable	39,269	(1,626)	(C	)	37,643
Other liabilities	98,296	101,706	(C	)	200,002

Total liabilities	5,016,560	(156,430)			4,860,130

Commitments and contingencies	—	—			—

Minority interests in property partnerships	17,579	—			17,579

Redeemable partnership units - 3,701,335 preferred units outstanding (4,857,395 common units at redemption value, if converted) and 21,541,823 common units outstanding at redemption value	2,461,727	—			2,461,727

Partners’ capital - 1,343,555 general partner units and 111,470,102 limited partner units outstanding (such amount is inclusive of accumulated other comprehensive income of $7,541)	1,045,483	663,195	(F	)	1,708,678

Total liabilities, redeemable partnership units and partners’ capital	$8,541,349	$506,765			$9,048,114

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES LIMITED PARTNERSHIP

NOTES TO THE PRO FORMA

CONSOLIDATED BALANCE SHEET

March 31, 2006

(Unaudited)

(A)	Represents the elimination of the net book value of 280 Park Avenue at March 31, 2006.

(B)	Represents the estimated net cash proceeds from the sale of 280 Park Avenue.

(C)	Represents the elimination of certain assets and liabilities of 280 Park Avenue as of March 31, 2006. Other liabilities consists of an approximately $67.3 million master lease obligation, an approximately $22.5 million revenue support obligation and approximately $16.6 million of deferred management fees, offset by the elimination of other liabilities as of March 31, 2006 of 280 Park Avenue.

(D)	Represents the elimination of the net book value of deferred leasing and financing costs of 280 Park Avenue as of March 31, 2006.

(E)	Represents the legal defeasance of the mortgage financing related to the disposition of 280 Park Avenue.

(F)	Represents the net increase in Partners’ Capital as a result of the sale of 280 Park Avenue.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

For the three months ended March 31, 2006 and the year ended December 31, 2005

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2006 and for the year ended December 31, 2005 are presented as if the disposition on June 6, 2006 of 280 Park Avenue and related mortgage financing defeasance had occurred on January 1, 2005. Due to the Company’s continuing involvement through an agreement with the buyer to manage 280 Park Avenue for a fee after the sale, 280 Park Avenue will not be categorized as discontinued operations in the Company’s Consolidated Statements of Operations. An estimated nonrecurring gain on sale of real estate and loss on early extinguishment of debt of approximately $702.1 million and approximately $31.6 million, respectively, have not been included in the Pro Forma Consolidated Statements of Operations but will be reflected in the Company’s consolidated statements of operations to be included in the Company’s Form 10-Q for the quarter ending June 30, 2006.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company reported on Form 10-K for the year ended December 31, 2005 and on Form 10-Q for the three months ended March 31, 2006.

The unaudited Pro Forma Consolidated financial information prepared by Boston Properties’ management is not necessarily indicative of what the actual results of operations would have been for the three months ended March 31, 2006 or for the year ended December 31, 2005 had the disposition of 280 Park Avenue and related mortgage financing defeasance actually occurred on January 1, 2005 and the effect thereof carried forward through the three month period ended March 31, 2006, nor do they purport to present the future results of operations of the Company.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per unit amounts)

	Three Months Ended March 31, 2006	Disposition of 280 Park Avenue		Pro Forma
Revenue
Rental:
Base rent	$276,398	$(15,527	)(A)	$260,871
Recoveries from tenants	47,193	(3,289	)(A)	43,904
Parking and other	13,829	(22	)(A)	13,807

Total rental revenue	337,420	(18,838)		318,582
Hotel revenue	12,343	—		12,343
Development and management services	4,376	—		4,376
Interest and other	1,965	(22	)(A)	1,943

Total revenue	356,104	(18,860)		337,244

Expenses
Operating:
Rental	112,614	(8,384	)(A)	104,230
Hotel	11,477	—		11,477
General and administrative	14,642	—		14,642
Interest	74,817	(4,904	)(B)	69,913
Depreciation and amortization	66,141	(2,788	)(C)	63,353
Loss from early extinguishment of debt	467	—		467

Total expenses	280,158	(16,076)		264,082

Income before minority interest in property partnership, income from unconsolidated joint ventures, preferred distributions and gain on sale of real estate	75,946	(2,784)		73,162
Minority interest in property partnership	1,236	—		1,236
Income from unconsolidated joint ventures	1,290	—		1,290

Income before preferred distributions and gain on sale of real estate	78,472	(2,784)		75,688
Preferred distributions	(3,514)	—		(3,514)

Income available to common unitholders before gain on sale of real estate	$74,958	$(2,784)		$72,174

Basic earnings per common unit:
Income available to common unitholders before gain on sale of real estate	$0.56			$0.54

Weighted average number of common units outstanding	133,853			133,853

Diluted earnings per common unit:
Income available to common unitholders before gain on sale of real estate	$0.55			$0.53

Weighted average number of common and common equivalent units outstanding	136,501			136,501

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES LIMITED PARTNERSHIP

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per unit amounts)

	Year Ended December 31, 2005	Disposition of 280 Park Avenue		Pro Forma
Revenue
Rental:
Base rent	$1,110,212	$(65,713	)(A)	$1,044,499
Recoveries from tenants	173,254	(12,463	)(A)	160,791
Parking and other	55,567	(71	)(A)	55,496

Total rental revenue	1,339,033	(78,247)		1,260,786
Hotel revenue	69,277	—		69,277
Development and management services	17,310	—		17,310
Interest and other	12,015	(28	)(A)	11,987

Total revenue	1,437,635	(78,275)		1,359,360

Expenses
Operating
Rental	438,335	(32,419	)(A)	405,916
Hotel	51,689	—		51,689
General and administrative	55,471	—		55,471
Interest	308,091	(19,777	)(B)	288,314
Depreciation and amortization	264,182	(11,631	)(C)	252,551
Losses from early extinguishments of debt	12,896	—		12,896

Total expenses	1,130,664	(63,827)		1,066,837

Income before minority interest in property partnership, income from unconsolidated joint ventures, preferred distributions, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	306,971	(14,448)		292,523
Minority interest in property partnership	6,017	—		6,017
Income from unconsolidated joint ventures	4,829	—		4,829

Income before preferred distributions, gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	317,817	(14,448)		303,369
Preferred distributions	(26,780)	—		(26,780)

Income available to common unitholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$291,037	$(14,448)		$276,589

Basic earnings per common unit:
Income available to common unitholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$2.19			$2.08

Weighted average number of common units outstanding	132,881			132,881

Diluted earnings per common unit:
Income available to common unitholders before gains on sales of real estate, discontinued operations and cumulative effect of a change in accounting principle	$2.15			$2.05

Weighted average number of common and common equivalent units outstanding	135,166			135,166

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES LIMITED PARTNERSHIP

NOTES TO THE PRO FORMA

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands)

The Pro Forma Consolidated Statements of Operations reflect the elimination of the historical results of operations of 280 Park Avenue for year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited). Due to the Company’s continuing involvement through an agreement with the buyer to manage 280 Park Avenue for a fee after the sale, 280 Park Avenue will not be categorized as discontinued operations in the Company’s Consolidated Statements of Operations.

(A)	Reflects the elimination of rental income and operating expenses of 280 Park Avenue.

(B)	Reflects the decrease in interest expense as a result of the legal defeasance of the mortgage financing in conjunction with the disposition of 280 Park Avenue. The mortgage financing defeased in connection with the disposition of 280 Park Avenue consists of an approximately $255.3 million loan (balance at March 31, 2006) collateralized by 280 Park Avenue which bore interest at a fixed rate of 7.644% per annum.

(C)	Reflects the decrease in depreciation and amortization expense related to the disposition of 280 Park Avenue.